UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 27, 2008

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement.

On August 27, 2008, Nautilus, Inc., a Washington corporation (the “Company”), and its subsidiary, Nautilus International S.A., entered into a Fourth Amendment to Loan and Security Agreement (the “Amendment”) in respect of the Loan and Security Agreement dated as of January 16, 2008 between the Company and Bank of America, N.A. (the “Lender”) as amended (the “Loan Agreement”).

The Company previously announced a restructuring plan and, as a result, the Company’s anticipated borrowing needs are reduced. The Amendment lowers the aggregate commitment of the lender to make revolving loans under the Loan Agreement from $70,000,000 to $40,000,000. The Loan Agreement continues to include an option to increase the facility by $25,000,000 to $65,000,000. Additionally, the Company and the Lender modified the definition of “Excess Availability,” and revised certain conditions related to excess borrowing availability under which the Company may repurchase its common stock pursuant to its previously announced stock repurchase program.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Fourth Amendment to Loan and Security Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

September 3, 2008	By:	/s/ William D. Meadowcroft
(Date)		William D. Meadowcroft,
Chief Financial Officer